Filed pursuant to Rule 424(b)(3)
Registration No. 333-226239

PROSPECTUS SUPPLEMENT
(To Prospectus dated August 8, 2018)

INTELLIPHARMACEUTICS INTERNATIONAL INC.

6,858,334 Common Shares

This Prospectus Supplement No. 1 (this "Prospectus Supplement") amends and supplements our Prospectus dated August 8, 2018 (the "Prospectus"), which forms a part of our Registration Statement (our "Registration Statement") on Form F-1 (Registration No. 333-226239). This Prospectus Supplement is being filed to amend and supplement the information included or incorporated by reference in the Prospectus with the information contained in this Prospectus Supplement. The Prospectus and this Prospectus Supplement relate to the resale, from time to time, of up to 6,858,334 common shares by certain of our shareholders identified in the Prospectus.

This Prospectus Supplement includes information from our Report on Form 6-K, which was filed with the Securities and Exchange Commission on August 15, 2018.

This Prospectus Supplement should be read in conjunction with the Prospectus that was previously filed, except to the extent that the information in this Prospectus Supplement updates and supersedes the information contained in the Prospectus.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE "SEC") NOR ANY STATE SECURITIES COMMISSION OR CANADIAN SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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The date of this Prospectus Supplement is August 15, 2018

Special Meeting Results

On August 15, 2018, Intellipharmaceutics International Inc. (the "Company") held special meeting of shareholders (the "Meeting"). At the Meeting, shareholders of the Company approved a special resolution granting our Board of Directors discretionary authority to implement a consolidation of the issued and outstanding common shares of the Company on the basis of a consolidation ratio to be selected by the directors of the Company within a range between five (5) pre-consolidation common shares for one (1) post-consolidation common share and 15 pre-consolidation common shares for one (1) post-consolidation common share, all as more particularly described in the Management Information Circular of the Company dated July 6, 2018 included as Exhibit 99.2 to the Company’s report on Form 6-K furnished to the U.S. Securities and Exchange Commission on July 13, 2018 (a "reverse split").

No decision has been made yet by the Board of Directors of the Company to implement a reverse split.